CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the attached Report on Form N-CSRS for Pax World Funds Series Trust III (the “Registrant”), each of the undersigned officers hereby certifies, to the best of such officer’s knowledge, that:

1.	The Form N-CSRS of the Registrant for the period ended June 30, 2020 fully complies with the requirements of Section 14(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form N-CSRS of the Registrant for the period ended June 30, 2020 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 14, 2020

/s/ Joseph F. Keefe

Joseph F. Keefe

President (Principal Executive Officer)

/s/ Alicia K. DuBois

Alicia K. DuBois

Treasurer (Principal Financial Officer)